Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-212014) pertaining to the 2011 Stock Incentive Plan, as amended, Stock Option Awards, 2016 Equity Incentive Plan, and 2016 Employee Stock Purchase Plan of Clearside Biomedical, Inc.,

(2)	Registration Statement (Form S-8 No. 333-216750) pertaining to the 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan of Clearside Biomedical, Inc.,

(3)	Registration Statement (Form S-3 No. 333-219132) of Clearside Biomedical, Inc.,

(4)	Registration Statement (Form S-8 No. 333-224826) pertaining to the 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan of Clearside Biomedical, Inc., and

(5)	Registration Statement (Form S-8 No. 333-231383) pertaining to the 2016 Equity Incentive Plan of Clearside Biomedical, Inc.,

of our report dated March 13, 2020, with respect to the financial statements of Clearside Biomedical, Inc. included in this Annual Report (Form 10-K) of Clearside Biomedical, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 13, 2020